UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street Jackson, Michigan (Address of Principal Executive Offices)	49202 (Zip Code)
Registrant’s telephone number, including area code: (517) 787-8600
N/A
(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On March 27, 2009, the Board of Directors of Sparton Corporation, an Ohio corporation (“Sparton” or the “Company”) determined that it was in the best interests of Sparton to idle the manufacturing operations at its London, Ontario, Canada facility (the “Facility”) on or about March 31, 2009. Sparton will significantly reduce its workforce at the Facility, retaining only certain key employees necessary to wind-down commercial activities and to prepare the site for closure. Twenty-four salaried and sixty three hourly employees will be affected. Management believes that the reduction of its workforce and cessation of operations at the Facility will be substantially completed by April 30, 2009. The decision to idle and close the Facility was made in response to underutilized capacity at the Facility. The closure will support Sparton’s overall plan to return to profitability.
     The Company estimates that it will incur total costs relating to the closure of the Facility of approximately $2.9 million to $3.8 million but is unable at this time to provide more specific information on the costs and amount of the costs it expects it will incur. Sparton expects to incur costs related to employee severance, transfer of production to its Brooksville, Florida facility, closure of the Facility, contract termination costs, associated costs and expenses, as well as impairment charges. Sparton estimates that approximately $3.0 million of the total costs will be in the form of future cash expenditures. In accordance with the requirements of the Securities and Exchange Commission, the Company will file an amendment to this Form 8-K within four business days after determination of the estimated amounts or range of amounts for the specific costs.
     A copy of the press release issued by the Company announcing the planned closure is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Certain statements, including, without limitation, statements regarding the anticipated size of the Company’s workforce reductions and the estimated costs, and cash expenditures associated with the closing of the Facility described in this Current Report on Form 8-K are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, our financial performance and the implementations and results of our ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in our Form 10-K for the year ended June 30, 2008, which is incorporated herein by reference. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     Exhibit 99.1 — Press release dated March 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: March 30, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated March 30, 2009.